EXHIBIT 23.1
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KPMG

1600 Market Street
Philadelphia, PA 19103-7212



The Board of Directors
Premier Bancorp, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                  /s/ KPMG LLP

January 6, 1999
Philadelphia, Pennsylvania